Exhibit 5.1



Robert L. Abramowitz
215.963.4811
rabramowitz@morganlewis.com


May 23, 2002


ARAMARK Corporation
ARAMARK Tower
1101 Market Street
Philadelphia, PA  19107



         Re:  FORM S-8 REGISTRATION STATEMENT COVERING SECURITIES
              ISSUABLE UNDER THE ARAMARK DEFERRED COMPENSATION PLAN
              FOR DIRECTORS

Gentlemen:

     You have requested our opinion with respect to the legality of $100,000 of deferred compensation obligations ("Deferred Compensation Obligations") of ARAMARK Corporation, a Delaware corporation (the "Company"), to be registered with the Securities and Exchange Commission on a Form S-8 Registration Statement ("Registration Statement") and issuable pursuant to the ARAMARK Deferred Compensation Plan for Directors (the "Plan").

     In connection with the foregoing request, I or a member of my staff, have examined the Registration Statement, the Company's Amended and Restated Certificate of Incorporation and Bylaws, as amended to date, the Plan, and such other documents and records as we deemed necessary to render the opinions contained herein. I have assumed the genuineness of all signatures and conformity to original documents of copies of such documents. As to any facts relevant to my opinion, I have relied upon information given to me by the Officers of the Company and others.

     Based on the foregoing, it is our opinion that:

     0 The Company is in good standing under the laws of the State of Delaware.

     0 The authorized but unissued Deferred Compensation Obligations being registered pursuant to the Registration Statement have been duly authorized by the Company and will, upon being issued under, and in conformity with the terms of, the Plan, be validly issued, legally binding obligations of the Company, enforceable in accordance with the terms of the Plan.

     I consent to the use of this opinion as an exhibit to the captioned Registration Statement.

                                                Sincerely,


                                                /s/ Robert L. Abramowitz
                                                ------------------------
                                                Robert L. Abramowitz